RULE 10f-3(c) PURCHASE RECORD FORM
(See the Rule 10f-3 Procedures for definitions of the capitalized terms used herein.)

1.	Name of Fund:  Managed Duration Investment Grade Municipal
Fund

2.	Name of Issuer:  New Jersey Turnpike Authority

3.	Underwriter from whom purchased:  Bank of America Merrill
Lynch

4.	a. Affiliated Underwriter managing or participating in
underwriting syndicate:  BNY Mellon Capital Markets, LLC


b. Identity of the other members of the syndicate: Barclays, PNC Capital Markets, Siebert, Roosevelt & Cross

5.	Aggregate principal amount of purchase by the Fund, other
investment companies (including other series of the Fund)
advised by the Adviser/Sub-adviser and other accounts over
which the Adviser/Sub-adviser has investment discretion:
$2,500,000

6.	Aggregate principal amount of offering:  $579,000,000

7.	Purchase price (net of fees and expenses):  $100

8.	Offering price at close of first day on which any sales were made:  $100

9.	Date of Purchase:  9/26/2017

10.	Date offering commenced:  9/26/2017

11.	Commission, spread or profit: 0 % $0  / share

12.	Have the following conditions been satisfied? Yes No

a. The securities are:

part of an issue registered
under the Securities Act of 1933
which is being offered to the
public;	NO

part of an issue of government
securities, as defined in
section 2(a)(16) of the 1940
Act;	NO

Eligible Municipal Securities; YES

sold in an Eligible
Foreign Offering; NO

OR

sold in an Eligible Rule 144A
Offering?	NO

b. (1) If the securities are municipal
securities, the municipal securities are sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time? YES

   (2) Are the municipal securities (a)
subject to no greater than moderate credit risk; or (b) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, are the securities subject to a minimal or low amount of credit risk? YES

   (3) As part of your assessment in
determining whether the securities are
eligible municipal securities, did you
consider reports, analyses, opinions and other assessments issued by third-parties, including nationally recognized statistical rating organizations? YES

Please describe the materials used in your assessment.

Standard and Poor's credit comment, Moody's credit comment

c.     (1) The securities were purchased
prior to the end of the first  day on
which any sales were made, at a price
that is not more than the price paid
by each other purchaser of securities
in that offering or in any concurrent
offering of the securities (except,
in the case of an Eligible Foreign
Offering, for any rights to purchase
that are required by law to be
granted to existing security holders
of the issuer); YES

OR

(2) If the securities to be purchased
were offered for subscription upon
exercise of rights, such securities
were purchased on or before the
fourth day preceding the day on which
the rights offering terminates? YES
d. The underwriting was a firm commitment underwriting? YES

e. The commission, spread or profit was
reasonable and fair in relation to
that being received by others for
underwriting similar securities
during the same period? YES

f. The issuer of the securities, except
for Eligible Municipal Securities,
and its predecessors have been in
continuous operation for not less
than three years? YES

g.(1) Is the Adviser/Sub-adviser of the
Fund a principal underwriter of the
security or an affiliated person of a
principal underwriter of the
security? If the answer is no, please
proceed to section h. NO

(a)	The amount of the securities, other
than those sold in an Eligible Rule
144A Offering (see below), purchased
by the Fund, all investment companies
(including other series of the Fund)
advised by the Adviser/Sub-adviser
and other accounts with respect to
which the Adviser/Sub-adviser has
investment discretion did not exceed
25% of the principal amount of the
offering; OR

(b)	If the securities purchased were
sold in an Eligible Rule 144A
Offering, the amount of such
securities purchased the Fund, all
investment companies (including other
series of the Fund) advised by the
Adviser/Sub-adviser and other
accounts with respect to which the
Adviser/Sub-adviser has investment
discretion did not exceed 25% of the
total of:

(i)	The principal amount of the
offering of such class sold by
underwriters or members of the
selling syndicate to qualified
institutional buyers, as defined
in Rule 144A(a)(1), plus

(ii)	The principal amount of the
offering of such class in any
concurrent public offering?

h. (1) No Affiliated Underwriter of the
purchasing Fund was a direct or
indirect participant in or
beneficiary of the sale; OR

(2) With respect to the purchase of
Eligible Municipal Securities, such
purchase was not designated as a
group sale or otherwise allocated to
the account of an Affiliated
Underwriter? YES

i. Information has or will be timely
supplied to the appropriate officer
of the Fund for inclusion on SEC Form
N-SAR and quarterly reports to the
Trustees? YES



I have submitted these answers and completed this form based on all available information.


Date: 9/26/17

/s/ James DiChiaro
Portfolio Manager Signature
Cutwater Investor Services Corp. / Insight Investment Advisor or Sub-Adviser